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                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER
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                          AGREEMENT AND PLAN OF MERGER

                                     between

                         CORPORATE REALTY INCOME TRUST I

                                       and

                      LEXINGTON CORPORATE PROPERTIES, INC.

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                            Dated as of May 29, 1997

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                                TABLE OF CONTENTS

ARTICLE 1 THE MERGER...........................................................1
    Section 1.1   THE MERGER...................................................1
    Section 1.2   THE CLOSING..................................................2
    Section 1.3   EFFECTIVE TIME...............................................2

ARTICLE 2 ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING
          CORPORATION..........................................................2

ARTICLE 3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION..................2

ARTICLE 4 EXCHANGE OF STOCK, ASSUMPTION OF MORTGAGE AND OTHER
          CONSIDERATION........................................................2
    Section 4.1   CONVERSION AND REDEMPTION OF STOCK...........................2
    Section 4.2   EXCHANGE OF CERTIFICATES REPRESENTING TRUST SHARES...........4
    Section 4.3   RETURN OF EXCHANGE FUND......................................6
    Section 4.4   CASH PAYMENT; CONTINUANCE OF MORTGAGES.......................6

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE TRUST..........................6
    Section 5.1   EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.....7
    Section 5.2   AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.............7
    Section 5.3   CAPITALIZATION...............................................8
    Section 5.4   SUBSIDIARIES AND OTHER INTERESTS.............................8
    Section 5.5   NO VIOLATION.................................................8
    Section 5.6   SEC DOCUMENTS................................................9
    Section 5.7   LITIGATION...................................................9
    Section 5.8   ABSENCE OF CERTAIN CHANGES...................................9
    Section 5.9   ABSENCE OF UNDISCLOSED LIABILITIES..........................10
    Section 5.10  REGISTRATION STATEMENT AND PROXY INFORMATION................10
    Section 5.11  TAXES.......................................................10
    Section 5.12  BOOKS AND RECORDS...........................................12
    Section 5.13  PROPERTIES..................................................12
    Section 5.14  ENVIRONMENTAL MATTERS.......................................13
    Section 5.15  NO FEES.....................................................14
    Section 5.16  OPINION OF FINANCIAL ADVISOR................................14
    Section 5.17  CONTRACTS AND COMMITMENTS...................................14
    Section 5.18  LEASES......................................................15
    Section 5.19  AFFILIATED TRANSACTIONS.....................................15
    Section 5.20  EMPLOYEES...................................................15
    Section 5.21  DEFINITION OF THE TRUST'S KNOWLEDGE.........................16

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF LEXINGTON.........................16
    Section 6.1   EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW....16
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    Section 6.2   AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS............17
    Section 6.3   CAPITALIZATION..............................................17
    Section 6.4   REGISTRATION STATEMENT AND PROXY INFORMATION................17
    Section 6.5   OTHER INTEREST..............................................17
    Section 6.6   NO VIOLATION................................................18
    Section 6.7   SEC DOCUMENTS...............................................18
    Section 6.8   LITIGATION..................................................19
    Section 6.9   ABSENCE OF CERTAIN CHANGES..................................19
    Section 6.10  TAXES.......................................................19
    Section 6.11  ENVIRONMENTAL MATTERS.......................................21
    Section 6.12  NO FEES.....................................................21
    Section 6.13  BENEFICIAL SHARE OWNERSHIP..................................22
    Section 6.14  CONTRACTS AND COMMITMENTS...................................22
    Section 6.15  LEXINGTON COMMON STOCK......................................22
    Section 6.16  CONVERTIBLE SECURITIES......................................22
    Section 6.17  DEFINITION OF LEXINGTON'S KNOWLEDGE.........................22

ARTICLE 7 COVENANTS...........................................................23
    Section 7.1   ACQUISITION PROPOSALS.......................................23
    Section 7.2   CONDUCT OF BUSINESSES.......................................23
    Section 7.3   MEETING OF STOCKHOLDERS.....................................26
    Section 7.4   FILINGS; OTHER ACTION.......................................27
    Section 7.5   INSPECTION OF RECORDS.......................................27
    Section 7.6   PUBLICITY...................................................28
    Section 7.7   REGISTRATION STATEMENT......................................28
    Section 7.8   LISTING APPLICATION.........................................29
    Section 7.9   FURTHER ACTION..............................................29
    Section 7.10  AFFILIATES OF THE TRUST.....................................29
    Section 7.11  EXPENSES....................................................29
    Section 7.12  INDEMNIFICATION AND INSURANCE...............................30
    Section 7.13  REORGANIZATION..............................................31
    Section 7.14  PAYMENT OF ADVISORY FEES AND TRANSACTION EXPENSES...........32
    Section 7.15  REIT STATUS.................................................32

ARTICLE 8 CONDITIONS PRECEDENT................................................32
    Section 8.1   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..32
    Section 8.2   CONDITIONS TO OBLIGATIONS OF THE TRUST TO EFFECT THE MERGER.33
    Section 8.3   CONDITIONS TO OBLIGATION OF LEXINGTON TO EFFECT THE MERGER..34

ARTICLE 9 TERMINATION.........................................................35
    Section 9.1   TERMINATION.................................................35
    Section 9.2   EFFECT OF TERMINATION.......................................37
    Section 9.3   FEES AND EXPENSES...........................................38


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    Section 9.4   EXTENSION; WAIVER...........................................38

ARTICLE 10 GENERAL PROVISIONS.................................................39
    Section 10.1  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS...39
    Section 10.2  NOTICES.....................................................39
    Section 10.3  ASSIGNMENT; BINDING EFFECT; BENEFIT.........................39
    Section 10.4  ENTIRE AGREEMENT............................................40
    Section 10.5  CONFIDENTIALITY.............................................40
    Section 10.6  AMENDMENT...................................................40
    Section 10.7  GOVERNING LAW...............................................40
    Section 10.8  COUNTERPARTS................................................41
    Section 10.9  HEADINGS....................................................41
    Section 10.10 WAIVERS.....................................................41
    Section 10.11 INCORPORATION...............................................41
    Section 10.12 SEVERABILITY................................................41
    Section 10.13 INTERPRETATION AND CERTAIN DEFINITIONS......................41
    Section 10.14 SCHEDULES...................................................42
    Section 10.15 LIMITATION OF LIABILITY.....................................42


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                                    SCHEDULES

Schedule 4.4 -      Trust Obligations
Schedule 5.1(c) -   Trust Organizational Documents
Schedule 5.5 -      Trust Conflicts or Breaches
Schedule 5.9 -      Trust Liabilities
Schedule 5.11 -     Trust Taxes
Schedule 5.13 -     Trust Properties
Schedule 5.14 -     Trust Environmental Matters
Schedule 5.17 -     Trust Contracts and Commitments
Schedule 5.18 -     Trust Consents
Schedule 5.19 -     Trust Affiliated Transactions
Schedule 6.1(b) -   Lexington Subsidiaries
Schedule 6.1(d) -   Lexington Charter Documents
Schedule 6.3 -      Lexington Reserved Shares
Schedule 6.6 -      Lexington Conflicts or Violations
Schedule 6.8 -      Lexington Litigation
Schedule 6.10 -     Lexington Taxes
Schedule 6.11 -     Lexington Environmental Matters


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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May 29, 1997 between CORPORATE REALTY INCOME TRUST I, a Massachusetts business trust having an office at 388 Greenwich Street, New York, New York 10013 (the "Trust"), and LEXINGTON CORPORATE PROPERTIES, INC., a Maryland corporation having its offices at 355 Lexington Avenue, New York, New York 10017 ("Lexington").

                                    RECITALS

         A. The Board of Trustees of the Trust and the Board of Directors of Lexington each have determined that a business combination between the Trust and Lexington is in the best interests of their respective companies and stockholders, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

         B. It is intended that the merger provided for herein, for federal income tax purposes, shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. The Trust has received a fairness opinion from its financial advisor relating to the transactions contemplated hereby as more fully described herein.

         D. The Trust and Lexington desire to make certain representations, warranties and agreements in connection with the merger.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                        1
                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), the Trust shall be merged with and into Lexington in accordance with this Agreement and the separate corporate existence of the Trust shall thereupon cease (the "Merger"). Lexington shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall be completed pursuant to Chapter 182 of the Massachusetts General Laws (the "MGL") and Section 3-114 of the Maryland General Corporation Law (the "MGCL").
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         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP in New York, New York, at 1:00 p.m., local time, on the later of (a) September 4, 1997 or (b) the second business day after the last condition set forth in Article 8 shall have been satisfied or waived by the party entitled to effect such waiver (but in any event no later than October 1, 1997), or at such other time, date or place as the parties hereto may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

         1.3 EFFECTIVE TIME. If all the conditions to the Merger set forth in
Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause Articles of Merger satisfying the requirements of the MGCL Law to be properly executed, verified and delivered for filing in accordance with the MGCL Law on the Closing Date. The Merger shall become effective upon the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland in accordance with the MGCL Law or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").

                                       2
       ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION

         The articles of incorporation, as amended (the "Articles of Incorporation") and by-laws of Lexington in effect immediately prior to the Effective Time shall be the Articles of Incorporation and by-laws of the Surviving Corporation:

                                       3
               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         The directors and officers of Lexington immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation as of the Effective Time.

                                       4
               EXCHANGE OF STOCK, ASSUMPTION OF MORTGAGE AND OTHER
                                  CONSIDERATION

         4.1 CONVERSION AND REDEMPTION OF STOCK.

                  (a) At the Effective Time, each outstanding share of common stock, par value .0001 per share, of Lexington ("Lexington Common Stock") and each outstanding share of Class A Senior Cumulative Convertible Preferred Stock, par value $.0001 per share, of Lexington ("Lexington Preferred Stock") immediately prior to the Effective Time shall remain outstanding and shall continue to represent one share of Lexington Common Stock


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         or Lexington Preferred Stock, as the case may be, of the Surviving
         Corporation. At the Effective Time, Lexington shall issue shares of Lexington Common Stock as contemplated by Section 4.1(b) and shall deliver $1,000,000 cash (the "Cash Payment") to Corporate Realty Advisors, Inc., the Trust's advisor, as contemplated by Section 4.4.

                  (b) At the Effective Time, each share of beneficial interest, par value $.10 per share, of the Trust (the "Trust Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Trust, Lexington or the holders of any of the securities of either of these entities, be converted into a number of shares of Lexington Common Stock equal to a fraction, the numerator of which is the Share Value and the denominator of which is the Lexington Common Stock Price (collectively, the "Stock Consideration"); provided, however, that in the event the Lexington Common Stock Price is (i) greater than $14.125, then, for purposes of determining the Stock Consideration, the Lexington Common Stock Price shall be deemed to be $14.125, and (ii) in the event the Lexington Common Stock Price is less than $12.125, then, for purposes of determining the Stock Consideration, the Lexington Common Stock Price shall be deemed to be $12.125. The "Lexington Common Stock Price" means an amount equal to the average of the closing sales prices of Lexington Common Stock on the New York Stock Exchange, Inc. during the twenty consecutive trading days ending on the fifth business day immediately preceding the Trust's meeting of shareholders referred to in Section
         7.3. The "Share Value" shall equal the quotient obtained by dividing
         (A) an amount equal to (y) $18.15 million minus (z) the amount of cash which the Trust shall elect to receive from Lexington and apply toward the payment of Trust obligations as provided in Section 4.4, by (B) the total number of Trust Shares issued and outstanding immediately prior to the Effective Time (subject to the adjustments as described in Section 7.15). The Stock Consideration shall be appropriately adjusted to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or other like change with respect to the Lexington Common Stock occurring after the date hereof and prior to the Effective Time, or to reflect the effect of any merger, consolidation or other transaction involving Lexington which shall affect the Lexington Common Stock or its listing on the New York Stock Exchange, Inc. Subject to the right of the Trust to terminate as set forth in Section 9.1(g), the Trust and Lexington shall agree in good faith on the specific adjustments required to be made pursuant to the preceding sentence.

                  (c) As a result of the Merger and without any action on the part of the holders thereof, all Trust Shares shall cease to be outstanding, shall be canceled and retired and shall cease to exist and each holder of a certificate (a "Certificate") representing any Trust Shares shall thereafter cease to have any rights with respect to such Trust Shares, except the right to receive, without interest, shares of Lexington Common Stock, dividends payable in accordance with Section 4.2(c), any unspent portion of the Cash Payment and cash in lieu of fractional shares of Lexington Common Stock in accordance with Section 4.2(e) upon the surrender of such Certificate.


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                  (d) Each Trust Share issued and held in the Trust's treasury and each Trust Share held by Lexington or any of the Lexington Subsidiaries immediately prior to the Effective Time, if any, by virtue of the Merger, shall cease to be outstanding, shall be canceled and retired and shall cease to exist and no payment of any consideration shall be made with respect thereto.

         4.2 EXCHANGE OF CERTIFICATES REPRESENTING TRUST SHARES.

                  (a) At the Effective Time, Lexington shall deposit, or shall cause to be deposited, with Chase Mellon Shareholder Services LLC (the "Exchange Agent"), for the benefit of the holders of Trust Shares, for exchange in accordance with this Article 4, certificates representing the shares of Lexington Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Lexington Common Stock being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.1 and paid pursuant to this Section 4.2, respectively, in exchange for outstanding Trust Shares. After payment by the Trust of its accrued expenses, any remaining portion of the Cash Payment will be delivered to the Exchange Agent by the Trust's advisor, Corporate Realty Advisors, Inc. (the "Trust Advisor") at such time as shall be determined by the Trust Advisor, for distribution to the former shareholders of the Trust; provided that in the event any such distribution shall occur on any date other than the date on which certificates representing shares of Lexington Common Stock are distributed to the former stockholders of the Trust, then, in such event, the Trust Advisor shall pay any and all fees and expenses to be charged by the Exchange Agent for effecting such distribution prior to the date of such distribution by the Exchange Agent.

                  (b) Promptly after the Effective Time, Lexington shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Lexington may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Lexington Common Stock, cash in lieu of fractional shares and the portion, if any, of the Cash Payment distributable to the Trust's shareholders. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of Lexington Common Stock to which such holder shall be entitled and (y) a check representing the amount of cash in lieu of fractional shares, if any, plus the amount of any dividends or distributions, if any, pursuant to paragraph (c) below, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares or on the dividend or distribution, if any,

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
         payable to holders of Certificates, pursuant to this Section 4.2 or on the portion of the Cash Payment distributable to the Trust's shareholders. In the event of a transfer of ownership of Trust Shares which is not registered in the transfer records of the Trust, a Certificate representing the proper number of shares of Lexington Common Stock, together with a check, for the Cash Payment, and the cash to be paid in lieu of fractional shares plus, to the extent applicable, the amount of any dividend or distribution, if any, payable pursuant to paragraph (c) below, may be issued to such a transferee if the Certificate representing shares of such Trust Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Lexington Common Stock shall be paid with respect to any Trust Shares represented by a Certificate until such Certificate is surrendered for exchange as provided herein; provided, however, that subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid by the Surviving Corporation to the holder of the certificates representing whole shares of Lexington Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Lexington Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Lexington Common Stock, less the amount of any withholding taxes which may be required thereon.

                  (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Trust of the Trust Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for shares of Lexington Common Stock, dividends, if any, the Cash Payment, and cash in lieu of fractional shares, if any, in accordance with this
         Section 4.2. Certificates surrendered for exchange by any person constituting an "affiliate" of the Trust for purposes of Rule 145, as such rule may be amended from time to time ("Rule 145"), of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") shall not be exchanged until Lexington has received an Affiliate Letter in a form satisfactory to the Trust and Lexington from such person as provided in Section 7.10.

                  (e) No fractional shares of Lexington Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Lexington Common Stock pursuant to this Agreement, each holder of the Trust Shares upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Lexington Common Stock Price, by (ii) the fraction of a


                                       5
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         share of Lexington Common Stock which such holder would otherwise be entitled to receive under this Article 4.

         4.3 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Lexington Common Stock) that remains unclaimed by the former shareholders of the Trust one year after the Effective Time shall be delivered to the Surviving Corporation. Any remaining amount of the Cash Payment that remains unclaimed by the former shareholders of the Trust one year after the Effective Time shall be delivered to the Trust Advisor. Any former shareholders of the Trust who have not theretofore complied with this Article 4 shall thereafter look only to (i) the Surviving Corporation for payment of their shares of Lexington Common Stock, and cash in lieu of fractional shares (plus dividends and distributions to the extent set forth in Section 4.2(c), if any), as determined pursuant to this Agreement, and (ii) the Trust Advisor for payment of their allocable share of any remaining portion of the Cash Payment, in each case without any interest thereon. None of Lexington, the Trust, the Exchange Agent or any other person shall be liable to any former holder of Trust Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation or the Trust Advisor, as the case may be, will issue in exchange for such lost, stolen or destroyed Certificate the shares of Lexington Common Stock, the Cash Payment, and cash in lieu of fractional shares (and to the extent applicable, dividends and distributions payable pursuant to Section 4.2(c)).

         4.4 CASH PAYMENT; CONTINUANCE OF MORTGAGES.

         At the Effective Time, at the option of the Trust and if so requested by the Trust, Lexington shall pay to the Trust Advisor, in immediately available funds up to $1,000,000, which shall be used by the Trust and such advisor to pay and discharge in full all of the Trust's obligations other than the mortgages and other obligations described on Schedule 4.4. In the event any such amount is requested by the Trust and applied toward the payment of Trust obligations as aforesaid, any unexpended balance shall be paid to the Trust's former stockholders in accordance with Section 4.2(a), at such time as the Trust Advisor shall, in its sole discretion, determine, and Lexington shall have no responsibility or liability for any such monies or the application thereof.

                                       5
                   REPRESENTATIONS AND WARRANTIES OF THE TRUST

         The Trust represents and warrants as follows:

         5.1 EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.

                  (a) The Trust is a Massachusetts business trust duly formed, validly existing and in good standing under the laws of Massachusetts. The Trust is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, results of operations or financial condition of the Trust taken as a whole (a "Trust Material Adverse Effect"). The Trust has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

                  (b) The Trust is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or to the knowledge of the Trust, any law, ordinance, governmental rule or regulation to which the Trust or any of its respective properties or assets is subject.

                  (c) Copies of the Declaration of Trust (the "Declaration") and other organizational documents (and all amendments thereto) of the Trust are listed in Schedule 5.1(c), and the copies of such documents, which have previously been delivered or made available to Lexington, are true and correct.

         5.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Upon shareholder approval of an amendment to the Trust's Declaration of Trust, the Trust will have the requisite power and authority to enter into the transactions contemplated hereby. The Board of Trustees of the Trust has unanimously approved this Agreement, the Merger, and the transactions contemplated by this Agreement and declared such transactions advisable and in the best interest of the shareholders and the Trust, and shall recommend that the holders of Trust Shares adopt and approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the Trust shareholders' meeting which will be held in accordance with the provisions of Section 7.3 hereof. Subject only to (i) the approval by the holders of a majority of the outstanding Trust Shares of an amendment to the Trust's Declaration of Trust authorizing the Trust to merge, and (ii) the approval of this Agreement, the Merger and the transactions contemplated hereby by the holders of a majority of the outstanding Trust Shares, the execution by the Trust of this Agreement and the consummation of the Merger and the transactions contemplated by this Agreement, have been duly and validly authorized by all requisite action on the part of the Trust and no other authorization by the Trust is required. This Agreement has been duly and validly executed and delivered by the Trust and constitutes the valid and legally binding obligations of the Trust, enforceable against the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.


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
         5.3 CAPITALIZATION. The authorized capital of the Trust consists of 20,000,000 Trust Shares. As of the date hereof, there are 1,010,776 Trust Shares issued and outstanding and no Trust Shares are held in treasury or otherwise reserved for issuance for any reason. All such Trust Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Trust has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Trust on any matter. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Trust to issue, transfer or sell any Trust Shares. There are no agreements or understandings to which the Trust is a party with respect to the voting of any Trust Shares or which restrict the transfer of any such shares, nor does the Trust have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares other than those set forth in the Trust's Declaration of Trust with respect to the maintenance of the Trust as a real estate investment trust ("REIT"). There are no outstanding contractual obligations of the Trust to repurchase, redeem or otherwise acquire any Trust Shares or any other securities of the Trust. The Trust is not under any obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act.

         5.4 SUBSIDIARIES AND OTHER INTERESTS. The Trust does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business trust or other entity (other than investments in short-term investment securities).

         5.5 NO VIOLATION. Neither the execution and delivery by the Trust of this Agreement nor the consummation by the Trust of the transactions contemplated by this Agreement in accordance with its terms, will: (i) conflict with or result in a breach of any provisions of the Trust's Declaration or other organizational documents, if they are amended as contemplated in Section 7.3;
(ii) except as set forth in Schedule 5.5, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Trust under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Trust is a party, or by which the Trust or any of its properties is bound or affected; or
(iii) other than the filings provided for in Article 1 of this Agreement, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), filings as may be required in the registries of deeds or similar governmental offices in those states where the Trust Properties (as hereinafter defined) are located or filings necessary to qualify Lexington to do business as a foreign corporation in such states, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority.

         5.6 SEC DOCUMENTS. The Trust has filed all required forms, reports and documents with the Securities and Exchange Commission ("SEC") since December 31, 1994 (collectively, the "Trust SEC Reports"), all of which were prepared in accordance with the applicable requirements of the Exchange Act and the Securities Act. The Trust SEC Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Trust since December 31, 1994 under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Trust SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the balance sheets of the Trust included in or incorporated by reference into the Trust SEC Reports (including the related notes and schedules) fairly presents the financial position of the Trust as of its date and each of the statement of income, retained earnings and cash flows of the Trust included in or incorporated by reference into the Trust SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Trust for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

         5.7 LITIGATION. There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the Trust is a party or by which any of its properties or assets are bound, or, to which any person who is now, or, to the knowledge of the Trust, has been at any time prior to the date hereof, a trustee, officer, employee or agent of the Trust acting in such capacity is a party, and (ii) no actions, suits or proceedings pending against the Trust or, to the knowledge of the Trust, threatened against the Trust or against any person who is now, or has been at any time prior to the date hereof, a trustee, officer, employee or agent of the Trust acting in such capacity, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality.

         5.8 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Trust SEC Reports filed with the SEC prior to the date hereof, since December 31, 1996, the Trust has conducted its business only in the ordinary course of such business and there has not been (i) any Trust Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to Trust Shares except as disclosed in writing to Lexington; (iii) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Trust, inside or outside the ordinary course of business except for Commitments for expenses of environmental engineers, attorneys, accountants and investment bankers incurred in connection with the Merger; or
(iv) any change in the Trust's accounting principles, practices or methods, except as disclosed in writing to Lexington.

         5.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule
5.9 or in the Trust SEC Reports and for liabilities incurred in the ordinary course of business since December 31, 1996, and in connection with the transactions contemplated hereby, to the knowledge of the Trust, the Trust does not have any material liabilities, claims, losses, damages, deficiencies or obligations (whether absolute, contingent, accrued or otherwise) of any nature whatsoever.

         5.10 REGISTRATION STATEMENT AND PROXY INFORMATION. None of the information supplied or to be supplied by the Trust for inclusion in the Form S-4 (as defined in Section 7.7), including any supplements or amendments thereto, will, at the time it is mailed to the shareholders of the Trust, at the time of the meeting of the Trust's shareholders or at the time that the Form S-4 is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Trust makes no representation or warranty with respect to any information supplied or to be supplied by Lexington which is contained in the Form S-4.

         5.11 TAXES. Except as set forth in Schedule 5.11:

                  (a) The Trust has timely and fully paid or caused to be paid, or has adequately accrued or reserved for, all federal, state, local, foreign, and other taxes (including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, property taxes and environmental taxes, whether or not measured in whole or in part by net income), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever, and all deficiencies, or other additions to tax, additional amounts, interest, fines and penalties with respect to any of the foregoing (collectively, "Taxes"), required to be paid, accrued or reserved by it through the date hereof;

                  (b) The Trust has timely filed, in accordance with all applicable laws, all federal, state, local and foreign tax returns, reports, declarations, estimates, informational returns and statements regarding Taxes (collectively "Returns") required to be filed in respect of the Trust through the date hereof, and all such Returns completely and accurately set forth the facts regarding the income, properties, operations and status of any entity required to be shown thereon and the amount of any Taxes relating to the applicable period;

                  (c) The Trust has timely and fully withheld and paid to the appropriate governmental authority all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party;

                  (d) For its taxable year ended December 31, 1996, for all of its prior taxable years beginning with the taxable year ended December 31, 1990 and at all times thereafter up to and including the date hereof, the Trust has qualified to be treated as a REIT within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Sections 856 and 857 of the Code. For the periods described in the preceding sentence, the Trust has satisfied all requirements necessary to be treated as a REIT for purposes of the income tax provisions of those states in which the Trust is subject to income tax and which provide for the taxation of a REIT in a manner similar to the treatment of REITS under Sections 856-860 of the Code;

                  (e) Neither the Internal Revenue Service ("IRS") nor any other governmental authority has asserted by written notice to the Trust or, to the knowledge of the Trust, threatened to assert against the Trust any deficiency or claim for additional Taxes. There is no dispute or claim concerning any Tax liability of the Trust either claimed or raised in writing by the IRS or any other governmental authority, or, to the knowledge of the Trust, which, at some future date, may be claimed or raised by the IRS or any other governmental authority. No written claim has ever been made by a taxing authority in a jurisdiction where the Trust does not file Returns that the Trust is or may be subject to taxation by that jurisdiction. There are no security interests, liens or other encumbrances of any nature on any of the assets of the Trust that arose in connection with any failure (or alleged failure) to pay any Taxes when due. The Trust has never been a party to any Tax sharing or similar agreement or entered into a closing agreement pursuant to Section 7121 of the Code (or any comparable provision of state, local or foreign law); and

                  (f) The Trust has not received notice of any audit of any Tax Return filed by the Trust, and the Trust has not been notified by any Tax authority that any such audit is contemplated or pending. The Trust has not executed or filed with the IRS or any other taxing authority, and no person has been requested to so execute or file any agreement extending the period for assessment or collection of any income or other Taxes, or the time to file any Return other than routine extensions. True, correct and complete copies of all federal, state and local income or franchise tax returns required to be filed by the Trust and all written communications relating thereto (including, without limitation, in respect of any audits and examinations) have been delivered to Lexington or made available to representatives of Lexington. The Trust has not agreed, and is not required, to make any adjustments under Section 481(a) of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise. Since the most recent Tax period for which the Trust has provided Lexington with a copy of each of its federal, state and local income and franchise tax returns, neither the Trust nor any person or entity on its behalf has made or changed any election concerning Taxes or Returns, changed an annual accounting period, adopted or changed any accounting method, filed any amended Return, settled any Tax claim or filed any amended Return, settled any Tax claim or assessment or surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, contract, understanding, arrangement or plan.

         5.12 BOOKS AND RECORDS.

                  (a) The books of account and other financial records of the Trust are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Trust SEC Reports.

                  (b) Records of the Trust have been, or will be prior to the Closing, made available to Lexington, and such records contain in all material respects accurate minutes of all meetings and accurately reflect in all material respects all other action of the shareholders and trustees and any committees of the Board of Trustees of the Trust.

         5.13 PROPERTIES. All of the real estate owned by the Trust (the "Trust Properties") is set forth in Schedule 5.13. The Trust has made available to Lexington for inspection title insurance policies obtained by the Trust in connection with the acquisition of the Properties (the "Title Policies") and surveys ("Surveys") relating to the Trust Properties. The Trust has no knowledge of any encumbrance to title to any Trust Property or any survey matter affecting any Trust Property other than (i) matters listed in the title reports obtained by the Trust and delivered to Lexington with respect to such Trust Property (the "Title Reports"), (ii) matters shown on the Survey with respect to such Trust Property, (iii) customary ordinances and regulations, including zoning ordinances and building codes, affecting building use or occupancy, none of which are, to the knowledge of the Trust, violated by the present use of the related Trust Property, (iv) matters listed in Schedule B of the Title Policies, and (v) matters disclosed in Schedule 5.13. Schedule 5.13 sets forth all of the Title Policies of the Trust relating to the Trust Properties and such policies are, at the date hereof, in full force and effect and no claims have been made against any such policies. To the knowledge of the Trust, except as set forth in
Schedule 5.13, the Trust has obtained all certificates, permits and licenses from any governmental authority having jurisdiction over any of the Trust Properties which are not the responsibility of tenants and no tenant, to the knowledge of the Trust, has failed to obtain any such certificate, permit or license. All agreements, easements and other rights which are necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Trust Properties, have been obtained and are in full force and effect and the Trust has not received notice with respect to the termination or breach of any such easements, agreements or other rights. Each Trust Property is in full compliance with all governmental permits, licenses and certificates except where the failure to be in compliance would not be reasonably likely to have a Trust Material Adverse Effect. Except as set forth in Schedule 5.13, no notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirements affecting any portion of any of the Trust Properties has been issued by any governmental authority which has not been remedied or cured. There are no material structural defects relating to any of the Trust Properties, except as set forth in the reports referred to in Schedule 5.13. The building systems of each Trust Property are in working order in all material respects, except as set forth in the reports referred to
Schedule 5.13. Except as set forth in Schedule 5.13, there is no physical damage to any Trust Property in excess of $25,000 for which there is no insurance in effect covering the full cost of the restoration. Except as set forth in
Schedule 5.13, there is no current renovation or restoration or tenant improvements ongoing to any Trust Property or any portion thereof, nor is there any renovation, restoration, or tenant improvement which the Trust has committed to undertake, the cost of which exceeds, or would be likely to exceed, $25,000 individually. Except as disclosed in Schedule 5.13, the use and occupancy of each Trust Property complies in all material respects with all applicable codes and zoning laws and regulations and there is no pending or, to the knowledge of the Trust, any threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the Trust Properties. The Trust has not received any notice to the effect that (A) any betterment assessments have been levied against, or any condemnation or rezoning proceedings are pending or threatened with respect to any of the Trust Properties, or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Trust Properties or by the continued maintenance, operation or use of the parking areas except as set forth in Schedule 5.1(c). Except as disclosed on Schedule 5.13, there are no contingent liabilities or amounts owed by the Trust to third parties (excluding any obligations with respect to mortgage loans encumbering the Properties) with respect to any Property including, without limitation, those for leasing commissions, asset management fees or brokerage fees.

         5.14 ENVIRONMENTAL MATTERS. Except as set forth in Schedule 5.14 and any environmental assessment or report listed therein: (i) to the knowledge of the Trust, no Hazardous Substances or Hazardous Wastes have been or are being released into the environment, discharged into the environment or disposed of from, at, or under the Trust Properties; (ii) to the knowledge of the Trust, no Hazardous Substances or Hazardous Wastes have been or are being generated or treated at the Trust Properties or discharged from the Trust Properties, except in compliance with applicable Laws (defined below); (iii) to the knowledge of the Trust, no Hazardous Wastes have been or are being stored for more than 90 days or handled at or on the Trust Properties, except in compliance with applicable laws; (iv) none of the Trust Properties are listed on, and the Trust has not received written or oral notice that any of the Trust Properties are being considered for inclusion on, the National Priorities List ("NPL"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any State or local listing of sites which are known or suspected to be contaminated by Hazardous Substances or Hazardous Wastes; (v) to the knowledge of the Trust, there are no on-going, and there have been no, violations of any federal, state, or local law, statute, ordinance, rule or regulation ("Law") at any Trust Properties which could result in contamination of the land, surface water or groundwater from, at, on or under any such properties; and (vi) to the knowledge of the Trust, no federal, state or local governmental board, body, department or agency (collectively "Government Agency") is investigating any alleged or potential release, discharge, disposal or storage of Hazardous Substances or Hazardous Wastes at, on, under or from any Trust Properties.

         As used in this Agreement, the term "Hazardous Substance" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including without limitation asbestos, polychlorinated biphenyl, petroleum (including crude oil or any fraction thereof), radioactive substances and any material the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, discharge, abatement, cleanup, removal, remediation or handling of which is prohibited, controlled or regulated by any Government Agency pursuant to any Law relating to protection of the environment or human health. The term "Hazardous Waste" shall have the meaning set forth in the Resource Conservation and Recovery Act, as amended, the regulations thereunder, and any similar or implementing State or local law, statute, ordinance, rule or regulation.

         The Trust has not received any notice from any Government Agency with respect to alleged or potential liability relating in any way to Hazardous Substances or Hazardous Wastes at, on, under or from any Trust Property.

         5.15 NO FEES. The Trust has not entered into any contract, arrangement or understanding with any person or firm other than the Trust Advisor which may result in the obligation of such entity or Lexington to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Amounts due to the Trust Advisor will be paid in full at Closing by the Trust and will not become the obligation of Lexington.

         5.16 OPINION OF FINANCIAL ADVISOR. The Trust has received the opinion of McFarland Dewey & Co., to the effect that, as of the date hereof, the Stock Consideration and other consideration as described in Section 4.4 is fair to the holders of the Trust Shares from a financial point of view, and has delivered a true and correct copy of such opinion to Lexington, a copy of which may be included, and referred to, in the Form S-4.

         5.17 CONTRACTS AND COMMITMENTS. Schedule 5.17 sets forth (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Trust Properties or personal property of the Trust and (ii) each Commitment entered into by the Trust which may result in total payments by or liability of the Trust in excess of $10,000 in any calender year or $25,000 during the term of any such Commitment and which may not be terminated within 90 days by the Trust without payment of any penalty by the Trust. Copies of the foregoing are listed in Schedule 5.17 and the copies of such documents, which have previously been provided or made available to Lexington, are true and correct. Except as set forth in Schedule 5.17, the Trust has not received any notice of a default or breach under any of the documents described in the preceding sentence, and any such default has been described in all material respects on Schedule 5.17 and has been cured to the satisfaction of the other party to such document. The Trust is not in default respecting any payment obligations under any of the documents described in the first sentence of this Section beyond any applicable grace periods. Except as set forth on Schedule 5.17, the Merger will not require the payment of any fees or other amounts by the Trust or Lexington under any of the documents described in the first sentence of this Section and the Merger will not cause the acceleration of, or a default under any of, such documents. To the knowledge of the Trust, none of the other parties to any of the documents described in the first sentence of this Section is in default under, or in breach of, any of such documents and there has occurred no event, which the lapse of time or the giving of notice, would be reasonably likely to result in a default or breach thereof. There has been no payment default by any such other party to any of the documents described in the first sentence of this Section.

         5.18 LEASES. Each of the leases described in Item 2 of the Trust's Form 10-K for the year ended December 31, 1996, is valid and subsisting, in full force and effect and binding upon the Trust and, to the knowledge of the Trust, the other parties thereto. Each lessee thereunder has paid in full all amounts due, and has satisfied in full all of its liabilities and obligations, under its respective lease and there has not occurred any default under any such lease, nor (to the knowledge of the Trust) does any condition exist that with notice or lapse of time or both would constitute a default thereunder. No lessee has paid rent under any of the leases more than one month in advance. All security deposits specified under any such leases are held by the Trust and shall be conveyed to Lexington upon consummation of the Merger. Except as disclosed in
Schedule 5.18, the Merger will not require the consent of any lessee, or require any payment or undertaking by the Trust or Lexington under any of such leases.

         5.19 AFFILIATED TRANSACTIONS. Except as described in Schedule 5.19 or
Item 13 of the Trust's Form 10-K for the year ended December 31, 1996, the Trust has not engaged in any transactions with any affiliate and is not indebted to any affiliate for any amounts. At Closing, the Advisory Services Agreement, and any other agreement then in effect with any affiliate, will be terminated and Lexington will not assume any responsibility for, or liability under, any such agreements.

         5.20 EMPLOYEES. The Trust has no employees and there are not, and have not at any time been, any employment or similar agreements with any person to which the Trust is a party, except the Advisory Services Agreement. The Trust does not maintain or contribute to, and has never maintained or contributed to, and is not, and has not, been a party to, any employee benefit plans, programs, arrangements or practices, including any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all regulations thereunder.

         5.21 DEFINITION OF THE TRUST'S KNOWLEDGE. As used in this Agreement, the phrase "to the knowledge of the Trust" or any similar phrase means the actual, not the constructive or imputed, knowledge of trustees of the Trust, including any information contained in any written notice and correspondence addressed to the Trust or any of its trustees.

                                       6
                   REPRESENTATIONS AND WARRANTIES OF LEXINGTON

         Lexington represents and warrants to the Trust as follows:

         6.1 EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.

                  (a) Lexington is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland. Lexington is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, results of operations or financial condition of Lexington and the Lexington Subsidiaries (as defined below) taken as a whole (a "Lexington Material Adverse Effect"). Lexington has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

                  (b) Schedule 6.1(b) lists each subsidiary required to be listed by Lexington in Exhibit 21 to the Lexington SEC Reports (the "Lexington Subsidiaries"). Each of the Lexington Subsidiaries set forth on Schedule 6.1(b) is a corporation, partnership or trust, as the case may be, duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, has the organizational power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Lexington Material Adverse Effect.

                  (c) To the knowledge of Lexington, neither Lexington nor any Lexington Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which Lexington or any Lexington Subsidiary or any of their respective properties or assets is subject.

                  (d) Copies of the Articles of Incorporation or other charter documents (and all amendments thereto) of Lexington are listed in
         Schedule 6.1(d), and the copies of such documents, which have previously been delivered or made available to the Trust or its counsel, are true and correct copies.

         6.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Lexington has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. The Board of Directors of Lexington has, by resolutions adopted by unanimous vote, approved this Agreement, the Merger and the other transactions contemplated by this Agreement. The execution by Lexington of this Agreement, and the consummation by Lexington of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of Lexington. This Agreement constitutes the valid and legally binding obligations of Lexington, enforceable against Lexington in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         6.3 CAPITALIZATION. The authorized capital stock of Lexington consists of: (i) 40,000,000 shares of Lexington Common Stock; (ii) 10,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock"); and (iii) 40,000,000 shares of excess stock, par value $.0001 per share (the "Excess Stock"). As of the date hereof, (i) 9,454,037, 1,325,000 and 0 shares of the Lexington Common Stock, the Preferred Stock and the Excess Stock, respectively, were validly issued and outstanding, fully paid and nonassessable; and (ii) 10,545,963, 0, and 0 shares of the Lexington Common Stock, the Preferred Stock and the Excess Stock, respectively, were reserved for issuance as set forth on
Schedule 6.3 hereto. Except as set forth in the preceding sentence of this
Section 6.3, or as set forth on Schedule 6.3 hereto or contemplated by this Agreement, as of the date hereof there are no other shares of capital stock of Lexington outstanding and no other outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which Lexington is a party or may be bound requiring the issuance or sale of shares of any capital stock of Lexington, and there are no contracts or other agreements by which Lexington is or may become bound to issue additional shares of its capital stock or any options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to such shares.

         6.4 REGISTRATION STATEMENT AND PROXY INFORMATION. None of the information supplied or to be supplied by Lexington for inclusion in the Form S-4 (as defined in Section 7.7), including any supplements or amendments thereto, will, at the time it is mailed to the shareholders of the Trust, at the time of the meeting of the Trust's shareholders or at the time that the Form S-4 is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they wee made, not misleading. Notwithstanding the foregoing, Lexington makes no representation or warranty with respect to any information supplied or to be supplied by the Trust which is contained in the Form S-4.

         6.5 OTHER INTEREST. Since December 31, 1996, Lexington has not acquired any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business trust or other entity which is, or will be, required to be reported by Lexington in a report to the SEC and which has not been so reported.

         6.6 NO VIOLATION. Except as set forth in Schedule 6.6, neither the execution and delivery by Lexington of this Agreement nor the consummation by Lexington of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation, Charter and other organizational documents, partnership agreements or joint venture agreements of Lexington or any Lexington Subsidiary; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of Lexington's stock option plans, or any grant or award under any of the foregoing; (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Lexington or any of the Lexington Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Lexington or any of the Lexington Subsidiaries is a party, or by which Lexington or any of the Lexington Subsidiaries or any of their properties is bound or affected except for any of the foregoing matters which, individually or in the aggregate, would not have a Lexington Material Adverse Effect; or (iv) other than the Regulatory Rulings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Lexington Material Adverse Effect.

         6.7 SEC DOCUMENTS. Lexington has filed all required forms, reports and documents with the SEC since December 31, 1994 (collectively, the "Lexington SEC Reports") all of which were prepared in accordance with the applicable requirements of the Securities Laws. The Lexington SEC Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by Lexington since December 31, 1994 under the Securities Laws. As of their respective dates, the Lexington SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Lexington included in or incorporated by reference into the Lexington SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Lexington and the Lexington Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Lexington included in or incorporated by reference into the Lexington SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

         6.8 LITIGATION. Except as set forth in Schedule 6.8 or in the Lexington SEC Reports, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Lexington or any Lexington Subsidiary is a party or by which any of its properties or assets are bound, or, to the knowledge of Lexington, to which any person who is now, or has been at any time prior to the date hereof, a director, officer, employee or agent of Lexington or any Lexington Subsidiary acting in such capacity is a party, and
(ii) no actions, suits or proceedings pending against Lexington or any Lexington Subsidiary or, to the knowledge of Lexington, threatened against Lexington or any Lexington Subsidiary or against any person who is now, or has been at any time prior to the date hereof, a director, officer, employee or agent of Lexington or any Lexington Subsidiary acting in such capacity, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clause (i) or (ii) are reasonably likely, individually or in the aggregate, to have a Lexington Material Adverse Effect. There are no written, nor to Lexington's knowledge threatened, claims made against Lexington or any Lexington Subsidiary by any existing or former joint venture partner or other partner of Lexington or any Lexington Subsidiary that are reasonably likely, individually or in the aggregate, to have a Lexington Material Adverse Effect.

         6.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Lexington SEC Reports filed with the SEC prior to the date hereof, since December 31, 1996, Lexington and the Lexington Subsidiaries have conducted their business only in the ordinary course of such business and there has not been (i) any Lexington Material Adverse Effect; (ii) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to the Lexington Common Stock, except for dividends declared in the ordinary course of business; or (iii) any material change in Lexington's accounting principles, practices or methods.

         6.10 TAXES. Except as set forth in Schedule 6.10:

                  (a) Lexington and each of the Lexington Subsidiaries has timely and fully paid or caused to be paid, or has adequately accrued or reserved for, all Taxes required to be paid, accrued or reserved by it through the date hereof;

                  (b) Lexington and each of the Lexington Subsidiaries has timely filed, in accordance with all applicable laws, all federal, state, local and foreign tax returns, reports, declaration estimates, information returns and statements regarding Taxes (collectively "Returns") required to be filed in respect of Lexington through the date hereof, and all such Returns completely and accurately set forth the facts regarding the income, properties, operations and status of any entity required to be shown thereon and the amount of any Taxes relating to the applicable period;

                  (c) Lexington and each Lexington Subsidiary has timely and fully withheld and paid to the appropriate governmental authority all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party;

                  (d) Neither the IRS nor any other governmental authority has now asserted by written notice to Lexington or any Lexington Subsidiary or, to the knowledge of Lexington, threatened to assert against Lexington or any Lexington Subsidiary any deficiency or claim for additional Taxes. There is no dispute or claim concerning any Tax liability of Lexington or any Lexington Subsidiary either claimed or raised in writing by the IRS or any other governmental authority, or, to the knowledge of Lexington, which may be claimed or raised by the IRS or any other governmental authority. No written claim has ever been made by a taxing authority in a jurisdiction where Lexington does not file Returns that Lexington is or may be subject to taxation by that jurisdiction. There are no security interests, liens or other encumbrances of any nature on any of the assets of Lexington or any Lexington Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes when due. Lexington has never been a party to any Tax sharing or similar agreement or entered into a closing agreement pursuant to Section 7121 of the Code (or any comparable provision of state, local or foreign law); and

                  (e) Lexington has not received notice of any audit of any Tax Return filed by Lexington, and Lexington has not been notified by any Tax authority that any such audit is contemplated or pending. Neither Lexington nor any of the Lexington Subsidiaries has executed or filed with the IRS or any other taxing authority, and no person has been requested to so execute or file any agreement extending the period for assessment or collection of any income or other Taxes, or the time to file any Return. True, correct and complete copies of all federal, state and local income or franchise tax returns required to be filed by Lexington and each of the Lexington Subsidiaries and all written communications relating thereto (including, without limitation, in respect of any audits and examinations) have been delivered to the Trust or made available to representatives of the Trust. Lexington has not agreed, and is not required, to make any adjustment under Section 481(a) of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise. Since the most recent Tax period for which Lexington has provided the Trust with a copy of each of its federal, state and local income and franchise tax returns, neither Lexington nor any person or entity on its behalf has made or changed any election concerning Taxes or Returns, changed an annual accounting period, adopted or changed any accounting method, filed any amended Return, settled any Tax claim or assessment or surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, contract, understanding, arrangement or plan.

         6.11 ENVIRONMENTAL MATTERS. Except as set forth in the Lexington SEC Reports or in Schedule 6.11 and any environmental assessment or report listed therein: (i) to the knowledge of Lexington, no Hazardous Substances or Hazardous Wastes have been or are being released into the environment, discharged into the environment or disposed of from, at, on or under the Lexington Properties; (ii) to the knowledge of Lexington, no Hazardous Substances or Hazardous Wastes have been or are being generated or treated at the Lexington Properties or discharged from the Lexington Properties, except in compliance with applicable Laws; (iii) to the knowledge of Lexington, no Hazardous Wastes have been or are being stored for more than 90 days or handled at or on the Lexington Properties, except in compliance with applicable Laws;
(iv) none of the Lexington Properties are listed on, and Lexington has not received written or oral notice that any of the Lexington Properties are being considered for inclusion on, NPL, CERCLIS, or any State or local listing of sites which are known or suspected to be contaminated by Hazardous Substances or Hazardous Wastes; (v) to the knowledge of Lexington, there are no on-going, and there have been no violations of any Law at any Lexington Properties which could result in contamination of the land, surface water or groundwater from, at, on or under any such properties; and (vi) no Governmental Agency is investigating or has provided written notice that it is considering investigating any alleged or potential release, discharge, disposal or storage of Hazardous Substances or Hazardous Wastes at, on, under or from any Lexington Properties.

         With respect to properties previously owned, leased or in the possession of Lexington or Lexington Subsidiaries ("Lexington Previous Properties"), Lexington has no actual knowledge that any of the activities or conditions described in clauses (i), (ii) or (iii) as not having taken place or existed at the Lexington Properties took place or existed at the Lexington Previous Properties during the period when Lexington or the Lexington Subsidiaries owned, leased or possessed the properties. In addition, Lexington has no actual knowledge that any of the Lexington Previous Properties are listed or are being considered for listing on any of the lists described in clause (iv) or are being investigated or considered for investigation as described in clause
(vi).

         Except as disclosed in Schedule 6.11, neither Lexington nor any Lexington Subsidiary has received any notice from any Government Agency with respect to alleged or potential liability relating in any way to Hazardous Substances or Hazardous Wastes at, on, under or from any Lexington Property or Lexington Previous Properties.

         6.12 NO FEES. Except for an arrangement with Antony E. Monk, whose fees pursuant to such arrangement shall be the responsibility of Lexington, neither Lexington nor any of the Lexington Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or the Trust to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Other than the Trust's arrangements set forth in Section 5.15, and as set forth in the preceding sentence, to the knowledge of Lexington, there is not any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         6.13 BENEFICIAL SHARE OWNERSHIP. Neither Lexington nor any of the Lexington Subsidiaries owns any shares of beneficial interest of the Trust or other securities convertible into shares of beneficial interest of the Trust.

         6.14 CONTRACTS AND COMMITMENTS. None of Lexington or any of the Lexington Subsidiaries has received any written notice of a default that has not been cured under any of the documents filed by Lexington as an exhibit to the Lexington SEC Reports or is in default respecting any payment obligations thereunder beyond any applicable grace periods, except where such default would not have a Lexington Material Adverse Effect. To the knowledge of Lexington, neither Lexington nor any of the Lexington Subsidiaries is in default with respect to any obligations, which individually or in the aggregate are material, under any joint venture agreements to which Lexington or any of the Lexington Subsidiaries is a party.

         6.15 LEXINGTON COMMON STOCK. The issuance and delivery by Lexington of shares of Lexington Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Lexington. The shares of Lexington Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable, free of preemptive rights and, assuming the effectiveness of the Form S-4, registered under the Securities Act, subject to no restrictions on transfer under applicable laws or imposed by Lexington, except as contemplated by Section 7.10.

         6.16 CONVERTIBLE SECURITIES. Except as described in the Lexington SEC Reports, Lexington has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of Lexington Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

         6.17 DEFINITION OF LEXINGTON'S KNOWLEDGE. As used in this Agreement, the phrase "to the knowledge of Lexington" or any similar phrase shall mean the actual, not constructive or imputed, knowledge of officers of Lexington, including any information contained in any written notice or correspondence addressed to Lexington or any of its directors or officers.


                                        7
                                    COVENANTS

         7.1 ACQUISITION PROPOSALS.

                  (a) Unless and until this Agreement shall have been terminated in accordance with its terms, the Trust shall not, directly or indirectly, through any officer, trustee, employee, representative or agent of the Trust, (i) solicit or initiate any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of beneficial interest (including without limitation by way of a tender offer for 15% or more of the outstanding Trust Shares) or similar transactions involving the Trust other than the Merger

         (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) except as permitted under subsection (e) below or as otherwise required by the Trust's Declaration or applicable law, engage in negotiations concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal, or (iii) except as permitted under subsection (e) below, agree to, approve, or recommend any Acquisition Proposal.

                  (b) The Trust shall immediately notify Lexington after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal.

                  (c) The Trust shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Lexington) conducted heretofore with respect to any of the foregoing.

                  (d) The Trust shall ensure that the officers, trustees and employees of the Trust and any investment banker or other advisor or representative retained by the Trust are aware of the restrictions described in this Section 7.1.

                  (e) Nothing contained in this Section 7.1 shall prevent the Board of Trustees of the Trust from considering, negotiating, discussing, approving and recommending to the shareholders of the Trust a bona fide Acquisition Proposal not solicited in violation of this Agreement, if, and only to the extent that, the Board of Trustees determines in good faith (upon advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties. Nothing contained in this Section 7.1 shall prohibit the Board of Trustees from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any Acquisition Proposal.

         7.2 CONDUCT OF BUSINESSES.

                  (a) Until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms, except as specifically permitted by this Agreement, unless Lexington has consented in writing thereto, the Trust:

                           (i) Shall use its reasonable best efforts to preserve
                  intact its business organizations and goodwill;

                           (ii) Shall confer on a regular basis with one or more
                  representatives of Lexington to report operational matters of materiality (except for operational matters in the ordinary course of business) and, subject to Section 7.1, any proposals to engage in material transactions;

                           (iii) Shall promptly notify Lexington of any material
                  emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty or covenant contained on its part herein; and

                           (iv) Shall promptly deliver to Lexington true and
                  correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

                  (b) Until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms,
         Lexington:

                           (i) Shall use its reasonable best efforts to preserve
                  intact its business organizations and goodwill;

                           (ii) Shall promptly notify the Trust in the event (x)
                  any of E. Robert Roskind, Richard R. Rouse, T. Wilson Eglin or Antonia G. Trigiani (collectively, "Senior Management") determines to resign, is terminated or for any other reason is no longer employed by Lexington, (y) Lexington's ratio of debt to total market capitalization is reasonably likely to exceed 60% and (z) subject to applicable laws, of (1) any material and adverse change in its business, operations or financial condition, or any fundamental change in the nature or operation of its business, (2) the breach, in any material respect, of any representation, warranty or covenant on its part contained herein or (3) any Material Structural Change (as hereinafter defined); and

                           (iii) Shall promptly deliver to the Trust true and
                  correct copies of any report, statement or schedule filed with the SEC, or any press release issued by Lexington, subsequent to the date of this Agreement.

                  (c) Until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms, unless Lexington has consented thereto (and Lexington hereby agrees to give good faith consideration to any such request for consent by the Trust and to respond to any such request within five (5) business days and in the event no response is received by the Trust by the expiration of such five business day period, such consent shall be deemed given) the
         Trust:

                           (i) Shall conduct its operations in the ordinary
                  course in substantially the same manner as heretofore conducted, subject to clauses (ii)-(ix) below;

                           (ii) Shall not acquire, enter into an option to
                  acquire or exercise an option or contract to acquire additional real property, incur additional indebtedness, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, any other type of real estate projects;

                           (iii) Shall not amend the Trust's Declaration or its
                  other organizational documents except as contemplated by this Agreement;

                           (iv) Shall not (A) issue any shares of its capital
                  stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or trustees or retain any person as an employee, or (D) adopt any employee benefit plan (including any stock option, stock benefit or stock purchase plan);

                           (v) Shall not, except in accordance with and as
                  permitted under Section 7.2(d), sell, lease or otherwise dispose of or enter into an option or other commitment to dispose of (A) any the Trust Properties or (B) except in the ordinary course of business, any of its other assets;

                           (vi) Shall not make any loans, advances or capital
                  contributions to, or investments in, any other person or make or declare any dividend or distribution except as permitted by
                  Section 7.2(e);

                           (vii) Shall not pay, discharge or satisfy any claims,
                  liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Trust included in the Trust SEC Reports or incurred in the ordinary course of business consistent with past practice;

                           (viii) Shall not enter into any Commitment which may
                  result in total payments or liability by or to it in excess of $25,000 other than Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Merger, but subject to Section 7.11; and

                           (ix) Shall not enter into any Commitment with any
                  officer, trustee, consultant or affiliate of the Trust.

                  (d) The Trust shall not, without the written consent of Lexington, which consent may not be unreasonably withheld, (i) effect any material change in any lease or occupancy agreement currently in effect (together with such additional leases approved or permitted pursuant to this Agreement, the "Leases"), (ii) renew or extend the term of any Lease, unless the same is an extension or expansion permitted pursuant to the express terms of an existing Lease, or (iii) enter into any new Lease or cancel or terminate any Lease. When seeking consent to a new or modified Lease, the Trust shall provide notice of the identity of the Tenant, a term sheet, letter of intent or proposed lease containing material business terms (including, without limitation, rent, expense base, concessions, tenant improvement allowances, brokerage commissions, and expansion and extension options) and whatever credit and background information, if any, the Trust then possesses with respect to such tenant. Lexington shall be deemed to have consented to any proposed Lease or Lease modification if it has not responded to the Trust within five (5) business days after receipt of such information. Upon Lexington's approval or deemed approval, the Trust shall be entitled to enter into a Lease.

                  (e) The Trust may declare regular quarterly dividends (provided that any such dividends do not exceed, on a per share basis, the per share dividend for the Trust's most recent fiscal quarter ended prior to the date of this Agreement) and any dividends as contemplated under Section 7.15. In addition, the Trust may declare and pay a special dividend within 30 days prior to the Effective Time in an aggregate amount up to the amount of cash on hand at the time of such declaration; provided, however, that the Trust may only make such payment after reserving a sufficient amount of cash necessary to pay those expenses for which it is responsible under this Agreement.

         7.3 MEETING OF STOCKHOLDERS. The Trust will take all action necessary in accordance with applicable law and its Declaration of Trust and other organizational documents to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Trustees of the Trust, subject to
Section 7.1, shall unanimously recommend that its shareholders approve this Agreement and the transactions contemplated hereby and the adoption of an amendment to its Declaration of Trust authorizing merger, and the Trust shall use its reasonable best efforts to obtain such approval, including, without limitation, by timely mailing the proxy statement/prospectus contained in the Form S-4 (as defined in Section 7.7 hereof) to its shareholders and including such recommendation within such Form S-4; provided, however, that nothing contained in this Section 7.3 shall prohibit the Board of Trustees of the Trust from failing to make or withdrawing such recommendation or using their reasonable best efforts to obtain such approval if the Board of Trustees of the Trust has determined in good faith, after consultation with and based upon the advice of counsel, that such action is necessary for such Board of Trustees to comply with its fiduciary duties to its stockholders under applicable law. It shall be a condition to the mailing of the Form S-4 that (i) Lexington shall have received a "comfort" letter from Ernst & Young, independent public accountants for the Trust, dated as of a date within two business days before the date on which the Form S-4 shall become effective, with respect to the financial statements of the Trust included or incorporated in the Form S-4, in form and substance reasonably satisfactory to Lexington, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4, and (ii) the Trust shall have received a "comfort" letter from KPMG Peat Marwick, independent public accountants for Lexington, dated as of a date within two business days before the date on which the Form S-4 shall become effective, with respect to the financial statements of Lexington included or incorporated in the Form S-4, in form and substance reasonably satisfactory to the Trust, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4.

         7.4 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Trust and Lexington shall: (a) to the extent required, promptly make their respective filings with respect to the Merger; (b) use all reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorization; (c) use all reasonably best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in reasonably satisfactory form to the Trust and Lexington; and (d) use all reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and trustees or directors of Lexington and the Trust shall take all such necessary action.

         7.5 INSPECTION OF RECORDS. From the date hereof to the Effective Time, each of the Trust and Lexington shall allow all designated officers, attorneys, accountants and other representatives of the other access, at all reasonable times, to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, title and financial position, or otherwise pertaining to the business and affairs, of the Trust and Lexington and its subsidiaries for purposes related to an evaluation of the transactions contemplated hereby.

         7.6 PUBLICITY. Lexington and the Trust shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the rules of the applicable stock exchange if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

         7.7 REGISTRATION STATEMENT. Lexington and the Trust shall cooperate and promptly prepare, and Lexington shall file with the SEC on or before June 20, 1997, a Registration Statement on Form S-4 under the Securities Act, with respect to the shares of Lexington Common Stock issuable in the Merger, a portion of which Form S-4 shall also serve as the proxy statement with respect to the meetings of the stockholders of the Trust in connection with Merger (in its entirety, the "Form S-4"). The parties will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Lexington and the Trust shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Form S-4. Lexington shall use its best efforts, and the Trust will cooperate with Lexington, to have the Form S-4 declared effective by the SEC as promptly as practicable. Lexington shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Lexington agrees that the Form S-4 and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of stockholders of the Trust, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Lexington in reliance upon and in conformity with information concerning the Trust furnished to Lexington by the Trust for use in the Form S-4. The Trust agrees that the information provided by it for inclusion in the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of shareholders of the Trust, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Lexington will advise and deliver copies to the Trust, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Lexington Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon (which Lexington agrees to promptly respond to) and responses thereto or requests by the SEC for additional information (which Lexington agrees to promptly provide).

         7.8 LISTING APPLICATION. Prior to the Effective Time, Lexington shall prepare and submit to the New York Stock Exchange a listing application covering the shares of Lexington Common Stock issuable in the Merger, and shall obtain prior to the Effective Time approval for the listing of such Lexington Common Stock, subject to official notice of issuance.

         7.9 FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger. In connection with the Closing, the Trust shall use its best efforts to deliver to Lexington such deeds, bills of sale, assignments, certificates, affidavits and indemnities as are required to effectuate the consummation of the transactions described herein.

         7.10 AFFILIATES OF THE TRUST.

                  (a) At least 30 days prior to the effective date of the Form S-4, the Trust shall deliver to Lexington a list of names and addresses of those persons who were, in the Trust's reasonable judgment, at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such person, an "Affiliate") of the Trust within the meaning of Rule 145. The Trust shall provide Lexington such information and documents as Lexington shall reasonably request for purposes of reviewing such list. The Trust shall use its reasonable best efforts to deliver or cause to be delivered to Lexington, at least 30 days prior to the Closing Date, from each of the Affiliates of the Trust identified in the foregoing list, an Affiliate Letter in a form satisfactory to the Trust and Lexington. Lexington shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any shares of Lexington Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Lexington Common Stock, consistent with the terms of such Affiliate Letters.

                  (b) Lexington shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable such Affiliate to sell shares of Lexington Common Stock received by such Affiliate in the Merger with registration under the Securities act pursuant to (i) Rule 145(d)(1) or (ii) any successor rule or regulation hereafter adopted by the SEC.


         7.11 EXPENSES. Subject to the provisions of Article 9, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that, in addition to its own costs and expenses, the Trust will be responsible for and shall discharge prior to the Closing or from the proceeds of the Cash Payment all costs associated with environmental audits of the Trust Properties, which audits have been received and approved by Lexington, and all other closing costs including, but not limited to, survey charges, third party and governmental fees (except fees payable to the SEC and state "blue sky" fees, which shall be paid by Lexington), charges and taxes, and the expenses of the Trust's attorneys, accountants and investment bankers, except as provided below; and, in addition to its own costs and expenses, Lexington shall be responsible for the fees and expenses of its legal counsel, and engineering studies of the Trust Properties with respect to the structural soundness of the Trust Properties. The Trust and Lexington shall share equally (i) the printing costs associated with the Form S-4, provided that the Trust's portion of such costs shall not exceed $15,000; and (ii) restructuring or assumption or amendment fees payable to the Trust's lenders, provided that Lexington's portion of such fees shall not exceed $30,000.

         7.12 INDEMNIFICATION AND INSURANCE.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a trustee, officer, employee, fiduciary or agent of the Trust (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he, she or it is or was a trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Trust shall indemnify and hold harmless, and after the Effective Time Lexington shall indemnify and hold harmless, as and to the full extent permitted by applicable law or the Declaration of Trust of the Trust, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses, judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time); (i) the Trust, and the Lexington after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, (ii) the Indemnified Parties may retain counsel satisfactory to them, provided such counsel is reasonably satisfactory to Lexington, and the Trust, and Lexington after the Effective Time, shall promptly pay all fees and expenses of such counsel for the Indemnified Parties after reasonably detailed statements therefor are received, and (iii) the Trust and Lexington will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided, that neither the Trust nor Lexington shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Lexington shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Any Indemnified Party wishing to claim indemnification under this Section 7.12, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Trust and, after the Effective Time, Lexington, thereof, provided that the failure to so notify shall not affect the obligations of the Trust or Lexington except to the extent such failure to notify materially prejudices such party.

                  (b) Lexington agrees that all rights to indemnification existing in favor, and all limitations on the personal liability, of the Indemnified Parties provided for in the Trust's Declaration or similar organizational documents as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the disposition of such Claim.

                  (c) This Section 7.12 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Lexington and the Trust. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.12 and Lexington acknowledges and agrees that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants.

                  (d) In the event Lexington or any of its successors or assigns
         (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Lexington assume the obligations set forth in this Section 7.12.

         7.13 REORGANIZATION. From and after the date hereof and until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms, none of Lexington, the Trust or its affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. Following the Effective Time, Lexington shall use its reasonable best efforts to conduct its business in a manner that would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         7.14 PAYMENT OF ADVISORY FEES AND TRANSACTION EXPENSES. Notwithstanding anything to the contrary set forth in this Agreement, Lexington and the Trust hereby agree that, immediately prior to, or upon, the Effective Time, the Trust shall pay at Closing to the Trust Advisor the termination fee described in the Advisory Services Agreement dated September 22, 1989 between the Trust and the Advisor, to the extent not waived. The Trust will pay all its accrued and unpaid obligations and its costs relating to the Merger, so that Lexington will assume no liabilities of the Trust other than the mortgages and other obligations described on Schedule 4.4 and those expenses described in
Section 7.11.

         7.15 REIT STATUS. Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Trust from taking, and the Trust hereby agrees to take, any action at any time or from time to time that in the reasonable judgment of the Trust is legally necessary for the Trust to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on or prior to the Merger including without limitations, making dividend or distribution payments to stockholders. To the extent that any dividends or distributions are paid to the Trust shareholders other than the payments permitted to be made pursuant to
Section 7.2, the Share Value shall be reduced by the per share amount of such dividend or distribution payments. Prior to the payment of any such dividend or distribution contemplated by the preceding sentence, the Trust shall provide written notice of its intention to make such dividend or distribution and the reasons therefor to Lexington. Following the Merger, Lexington shall use its best efforts to take any such actions as may be necessary to maintain the Trust's status as a REIT for any period or portion thereof ending on or prior to the Merger (including, without limitation, the mailing of stockholder demand letters as required by Treasury Regulations sec. 1.857-8).

                                        8
                              CONDITIONS PRECEDENT

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of shareholders of the Trust, and the Trust's shareholders shall have approved an amendment to the Trust's Declaration of Trust authorizing the Merger.

                  (b) Neither of the parties hereto shall be subject to any order, ruling or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order, ruling or injunction shall have been issued, each party agrees to use its best efforts to have any such order, ruling or inunction lifted, stayed or reversed.

                  (c) The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Lexington or the Trust, threatened by the SEC.

                  (d) Lexington shall have obtained the approval for the listing of the shares of Lexington Common Stock issuable in the Merger on the New York Stock Exchange, subject to official notice of issuance.

                  (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required to be made or obtained by Lexington, the Trust and any affiliated entities in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, including obtaining any consents or approvals which are required from any holders of mortgages affecting any Trust Properties (the "Lender Consents"); provided, however, approvals or consents are not required where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration, would not have a Trust Material Adverse Effect or a Lexington Material Adverse Effect, as the case may be.

         8.2 CONDITIONS TO OBLIGATIONS OF THE TRUST TO EFFECT THE MERGER. The obligation of the Trust to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, unless waived by the Trust:

                  (a) Each of the representations and warranties of Lexington contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time and the Trust shall have received a certificate, dated the Closing Date, signed on behalf of Lexington by the Chairman, Vice Chairman or President of Lexington to the foregoing effect.

                  (b) Lexington shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Trust shall have received a certificate, dated the Closing Date, signed on behalf of Lexington by the Chairman, Vice Chairman or President of Lexington to the foregoing effect.

                  (c) The Trust shall have received the opinion of counsel, reasonably acceptable to the Trust, and subject to customary conditions and qualifications (including reliance, in part, on representations of Lexington and the Trust), to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Sections 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

         Section 8.3 CONDITIONS TO OBLIGATION OF LEXINGTON TO EFFECT THE MERGER. The obligations of Lexington to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Lexington:

                  (a) Each of the representations and warranties of the Trust contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, and Lexington shall have received a certificate, dated the Closing Date, signed on behalf of the Trust by a trustee of the Trust to the foregoing effect.

                  (b) The Trust shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Lexington shall have received a certificate, dated the Closing Date, signed on behalf of the Trust by the a trustee of the Trust to the foregoing effect.

                  (c) Lexington shall have received the opinion of counsel, reasonably acceptable to Lexington, and subject to customary conditions and qualifications (including reliance, in part, on representations of Lexington and the Trust), to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Sections 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

                  (d) Estoppel certificates in form reasonably acceptable to Lexington and otherwise indicating that all Leases are in full force and effect and there are no defaults thereunder shall have been obtained and delivered to Lexington.

                  (e) Lexington shall have received the letters from Affiliates of the Trust referred to in Section 7.10, and such letters shall be in full force and effect.

                  (f) None of the Properties shall have been encumbered by any lien, easement, covenant, restriction or other title matter not reflected on the Title Policies for the related property other than those title matters set forth on Title Reports delivered to Lexington. Lexington shall have received title reports (or, at its option, title insurance policies) updated through the Effective Time confirming the foregoing status of title to the Properties as of the Effective Time.

                  (g) The Trust shall have paid any real estate transfer or similar taxes incurred in connection with the Merger which are payable in connection with filing a certificate of merger or quitclaim deed, but not otherwise.

                  (h) Lexington shall have received evidence reasonably satisfactory to it that the Trust's mortgage lenders have approved the assumption by Lexington of the mortgages on each of the Trust's Properties.

                  (i) Each guarantor of any lease relating to any of the Trust's properties shall have agreed to the continuing effectiveness of such guarantee upon confirmation of the Merger.

                  (j) Lexington shall have received with respect to the Trust Property located in Virginia (A) a survey reasonably acceptable to Lexington and its counsel showing Parcels 1, 2, and 3 as described in the Ground Lease and Agreement dated as of February 28, 1990 between CRA Acquisition Corp. and Circuit City Stores, Inc., and (B) back-up documentation regarding the dedication for public use of such Parcels 2 and 3, as referenced in Lawyers Title Insurance Corporation title commitment dated October 8, 1996, case number 1960836.

                                        9
                                   TERMINATION

         9.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of the Trust:

                  (a) by mutual written consent of Lexington and the Trust; or

                  (b) by either Lexington or the Trust if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action; or

                  (c) by Lexington upon a material breach of any representation, warranty, covenant or agreement on the part of the Trust set forth in this Agreement, or if any representation or warranty of the Trust shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b), as the case may be, would be incapable of being satisfied by October 1, 1997; provided, however, that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this
         Section 9.1(c); or

                  (d) by the Trust upon a material breach of any representation, warranty, covenant or agreement on the part of Lexington set forth in this Agreement, or if any representation or warranty of Lexington shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b), as the case may be, would be in capable of being satisfied by October 1, 1997; provided, however, that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 9.1(d); or

                  (e) by Lexington if (i) the Board of Trustees of the Trust shall have withdrawn, amended, modified or changed its approval or recommendation of this Agreement or any of the transactions contemplated hereby in a manner adverse to Lexington or shall have resolved to do so; (ii) the Trust shall have failed as soon as practicable to mail the Form S-4 to its stockholders after the Form
         S-4 has been declared effective by the SEC or to include the recommendation of its Board of Trustees of this Agreement as contemplated by this Agreement and the transactions contemplated hereby in the Form S-4, or the requisite vote of shareholders shall not have been obtained at a duly held meeting on or prior to October 1, 1997; or
         (iii) the Board of Trustees of the Trust shall have recommended that shareholders of the Trust accept or approve an Acquisition Proposal by a person other than Lexington (or the Trust or its Board of Trustees shall have resolved to do such) or a tender offer or exchange offer for 15% or more of the outstanding Trust Shares is commenced (other than by Lexington) and the Board of Trustees recommends that the shareholders of the Trust tender their shares in such tender or exchange offer; or

                  (f) by the Trust, (i) if the Board of Trustees recommends to the Trust's shareholders approval or acceptance of an Acquisition Proposal by a person other than Lexington, but only in the event that the Board of Trustees of the Trust, after consultation with and based upon the advice of Day, Berry & Howard or another nationally-recognized law firm selected by the Board of Trustees of the Trust, has determined in good faith that such action is necessary for the Board of Trustees of the Trust to comply with its fiduciary duties to its shareholders under applicable law or (ii) if the average closing sales price of Lexington Common Stock on the New York Stock Exchange on twenty (20) trading days ending on the fifth business day immediately preceding (A) the date on which the Form S-4 is declared effective by the SEC, is equal to or less than $10.50 or (B) the date on which the meeting of the Trust shareholders is to be convened pursuant to Section 7.3 hereof, is equal to or less than $11.125, without any liability on the part of the Trust; or

                  (g) by the Trust if (i) this Agreement and the transactions contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the shareholders of the Trust upon the holding of a duly convened shareholder meeting or (ii) within ten days after receipt of notice from Lexington of any Material Structural Change; or

                  (h) by Lexington if (i) any tenant of the Trust shall have filed a petition commencing a voluntary case concerning such tenant under any chapter of Title 11 of the United States Code entitled "Bankruptcy," or an involuntary case shall be commenced against such tenant under any such chapter and relief is ordered against such tenant or the petition is controverted but is not dismissed within sixty (60) days after the commencement of the case, or (ii) any of the Trust Properties shall have been substantially destroyed by fire or other casualty and the tenant under the affected Trust Property shall not be required to apply the casualty insurance proceeds to restore such Trust Property; or

                  (i) by either Lexington or the Trust, if the Merger shall not have been consummated on or before October 1, 1997 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Effective Time).

         The right of any party hereto to terminate this Agreement pursuant to this Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective employees, officers, trustees, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement.

         "Material Structural Change" shall mean (i) any event which will result in an increase in the number of issued and outstanding shares of capital stock of Lexington on a Fully Diluted Basis, in any single transaction, in excess of 50% of the number of issued and outstanding shares of capital stock of Lexington on a Fully Diluted Basis immediately prior to the consummation of such event,
(ii) the date on which any two of the four members of Senior Management are no longer serving as officers of Lexington, (iii) the date on which Lexington's ratio of debt to total market capitalization exceeds 60%, or (iv) the first public announcement of any transaction which will result in the acquisition of Lexington, by way of merger, consolidation, sale of substantially all of Lexington's assets or otherwise and in which Lexington will not be the surviving entity.

         "Fully Diluted Basis" shall mean the number of issued and outstanding shares of capital stock of Lexington assuming conversion of all operating partnership units and shares of convertible preferred stock, the exercise of all warrants and options and the conversion of all other securities convertible into, or exchangeable for, shares of Lexington capital stock.

         9.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Section 9.3 and Section 10.5; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

         9.3 FEES AND EXPENSES.

                  (a) Except as set forth in Section 7.11, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                  (b) The Trust shall pay Lexington a fee of $700,000 (the "Fee") upon the termination of this Agreement by the Trust pursuant to
         Section 9.1(f)(i) or Lexington pursuant to Section 9.1(e)(iii).

                  (c) The Trust shall pay Lexington the Fee if this Agreement is terminated by Lexington pursuant to Section 9.1(e)(i) or Section 9.1(e)(ii) (if, in the case of Section 9.1(e)(ii), the Trust shall have failed to mail the Form S-4 to its stockholders or shall have failed to include its recommendation of this Agreement in such Form S-4), and thereafter on or prior to the 60th day after the date of such termination the Trust enters into a definitive agreement relating to any merger, consolidation, share exchange, sale of a substantial portion of its assets, liquidation or other similar extraordinary corporate transaction.

                  (d) The Fee payable pursuant to Section 9.3(b) shall be paid within five business days after the first to occur of any of the events described in Section 9.3(b). The Fee payable pursuant to Section 9.3(c) shall be paid within five business days following the consummation of any such alternative transaction. The payment of the Fee under this
         Section 9.3 shall constitute full satisfaction of any obligation of the Trust or right of Lexington under this Agreement or otherwise, and upon payment of the Fee, the Trust will have no further liability to Lexington whatsoever under this Agreement or otherwise under any other theory of recovery.

         9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereby, by action taken by its Board of Trustees or Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                       10
                               GENERAL PROVISIONS

         10.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate as of the Effective Time and shall not survive the Merger, provided, however, that the agreements contained in Article 4, the last sentence of Section 7.4 and Sections 7.10, 7.12 and 7.13 and this Article 10 shall survive the Merger.

         10.2 NOTICES. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:


         If to Lexington:           Lexington Corporate Properties, Inc.
                                    355 Lexington Avenue
                                    New York, New York 10017
                                    Attention: T.W. Eglin, President

         With copies to:            Paul, Hastings, Janofsky & Walker LLP
                                    399 Park Avenue, Thirty First Floor
                                    New York, New York 10022
                                    Attn: Barry A. Brooks and Scott M. Wornow

         If to the Trust:           Corporate Realty Advisors, Inc.
                                    388 Greenwich Street, 33rd Floor
                                    New York, NY 10013
                                    Attn: James C. Cowles

         With copies to:            Day, Berry & Howard
                                    260 Franklin Street
                                    Boston, MA 02110
                                    Attn: Lewis A. Burleigh, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

         10.3 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that the Trust has received a copy of Lexington's proxy statement dated April 25, 1997 which sets forth a proposal to reorganize Lexington as a Maryland real estate investment trust pursuant to a merger of Lexington with and into a newly-formed Maryland real estate investment trust (the "MDREIT"), with such MDREIT to be the surviving entity. Notwithstanding anything to the contrary, the Trust consents to the reorganization described in such proxy and agrees that all rights and obligations of Lexington under this Agreement shall be assumed by, and inure to the benefit of, the MDREIT upon consummation of such reorganization to the same extent as if the MDREIT had been a signatory hereto and Lexington shall cause such MDREIT to assume all such rights and obligations as a condition to such reorganization. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto


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
and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, but subject to the first and second sentences of this Section, except for the provisions of Article 4 and Sections 7.10, 7.12 and 7.13, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.4 ENTIRE AGREEMENT. This Agreement, the Schedules and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto except that the Confidentiality Agreement (as hereinafter defined) shall remain in effect and shall be binding upon Lexington and the Trust in accordance with its terms.

         10.5 CONFIDENTIALITY. Each of Lexington and the Trust understands and agrees that it is still bound by and subject to the terms of the Confidentiality Agreement dated as of September 16, 1996, by and between Lexington and the Trust (the "Confidentiality Agreement").

         10.6 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Trustees and Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the shareholders of the Trust, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws. Each of the Trust and Lexington hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in any inconvenient forum.

         10.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.


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
         10.9 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         10.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         10.11 INCORPORATION. The Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         10.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.13 INTERPRETATION AND CERTAIN DEFINITIONS.

                  (a) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

                  (b) As used in this Agreement, the word "Subsidiary" or "Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

                  (c) As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

                  (d) As used in this Agreement, the word "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.


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
         10.14 SCHEDULES. Any fact or item disclosed in one section of any schedule hereto ("Schedule") shall be deemed to be disclosed with respect to any other section of such Schedule to the extent that the facts regarding the fact or item disclosed is adequate so as to make reasonably clear or otherwise make the other party to which such Schedule is delivered reasonably aware that such fact or item (and description relating thereto) is applicable to such other section of the Schedule, whether or not an explicit cross-reference appears.

         10.15 LIMITATION OF LIABILITY. Reference is hereby made to the Declaration of Trust establishing Corporate Realty Income Trust I dated June 27, 1989, as amended and restated as of October 3, 1989, and as further amended as of December 27, 1995, copies of which Declaration of Trust and amendments are on file in the office of the Secretary of the Commonwealth of Massachusetts. The name "Corporate Realty Income Trust I" refers to the trustees under said Declaration as trustees, and no trustee, shareholder, officer, employee or agent of Corporate Realty Income Trust I shall be held to any personal liability in connection with the affairs of Corporate Realty Income Trust I or under this Agreement, but the trust estate only is liable.





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
         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:                               CORPORATE REALTY INCOME TRUST I

By:______________________________     By:______________________________________
    Title:                                Name:
                                          Title:


ATTEST:                               LEXINGTON CORPORATE PROPERTIES, INC.

By:______________________________     By:______________________________________
    Title:                                Name:
                                          Title:


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